Exhibit 99.1
TIC Solutions Reports Results for the First Quarter 2026
- Delivered record first quarter revenue of $488.0 million -
- Reported net loss of $41.5 million and Adjusted EBITDA of $57.7 million -
- Plans to announce new long-term financial targets at Investor Day on May 19 in New York City -
- Reaffirms full-year 2026 outlook -
HOLLYWOOD, Florida, May 6, 2026 -- (BUSINESS WIRE) -- TIC Solutions, Inc. (NYSE: TIC) (“TIC Solutions” or the “Company”), a leading provider of tech-enabled Testing, Inspection, Certification and Compliance, engineering, and geospatial services, today reported its financial results for the three months ended March 31, 2026.

The Company’s first quarter results include the financial performance of NV5 Global, Inc. (“NV5”) for the period following our acquisition of NV5 on August 4, 2025 (the “NV5 Acquisition”). All periods prior to August 4, 2025 reflect legacy Acuren results only and therefore exclude any contribution from NV5 which materially affected year-over-year comparability of our financial results for the periods presented.

Ben Heraud, CEO of TIC Solutions, stated: “We are off to a healthy start in 2026, with first quarter results reflecting the scale and diversity of our combined platform. Demand remained resilient across many of our core recurring and compliance-driven service lines, and the business continued to benefit from attractive exposure to transportation infrastructure, manufacturing, midstream energy, data centers, and geospatial analytics. We are making meaningful progress on the integration of NV5 and remain confident in our synergy opportunity. Based on our first quarter performance and current visibility, we are reaffirming our full-year 2026 outlook. We will host our inaugural Investor Day on May 19th in New York for institutional investors, where we plan to share new long-term financial targets and additional details on our strategic priorities.”

First Quarter 2026 Highlights

•First quarter 2026 revenue was $488.0 million, compared to first quarter 2025 revenue of $234.2 million, representing an increase of 108%, primarily reflecting the inclusion of NV5 results.
•On a combined basis, revenue increased 4.3% year-over-year in the quarter, including 2.2% organic growth.
•First quarter 2026 net loss of $41.5 million compared to first quarter 2025 net loss of $25.8 million.

•First quarter 2026 Adjusted EBITDA of $57.7 million, compared to first quarter 2025 Adjusted EBITDA of $25.9 million, an increase of 123% year-over-year, primarily reflecting the inclusion of NV5 results.

Robert A.E. Franklin, Executive Chairman of TIC Solutions, commented: “Our first quarter results reinforce our confidence in the strength of the combined platform, the quality of its market exposure, and the opportunities ahead. With a disciplined focus on execution and prudent capital allocation, we believe TIC Solutions is well positioned to deliver profitable growth and create long-term value for shareholders.”

Capital Resources and Liquidity

As of March 31, 2026, the Company had total liquidity of $537.5 million, including cash and cash equivalents of $426.6 million plus undrawn capacity on the Company’s $125.0 million revolving credit facility. Total term loan debt was $1.6 billion, net of unamortized debt issuance costs at quarter end.

Guidance

TIC Solutions is reaffirming its previously issued full-year 2026 guidance of:
•Revenue of $2,150 to $2,250 million
•Adjusted EBITDA of $330 to $355 million

Webcast and Conference Call

TIC Solutions will hold a webcast and dial-in conference call to discuss its financial results at 8:30 a.m. (Eastern Time) on Wednesday, May 6, 2026. Participants on the call will include Ben Heraud, Chief Executive Officer, Kristin Schultes, Chief Financial Officer, and Robert A.E. Franklin, Executive Chairman.

To listen to the call by telephone, please dial 800-245-3047 or 203-518-9765 and reference conference ID “TIC.” You may also attend and view the presentation (live or by replay) via webcast by accessing the following URL:

https://viavid.webcasts.com/starthere.jsp?ei=1760683&tp_key=d5fa1c6b18

A replay of the call will be available shortly after the completion of the live call and webcast via the webcast link above.

About TIC Solutions, Inc.

TIC Solutions is a leading provider of tech-enabled Testing, Inspection, Certification and Compliance (TICC), engineering, and geospatial services. The Company delivers mission-critical services that support the safety, reliability, and efficiency of industrial assets, buildings, and public infrastructure. Operating across North America and select international markets, TIC Solutions serves private- and public-sector clients across industrial, infrastructure, utilities, construction, commercial real estate end markets, and federal, state, and local agencies, with exposure to data centers and other high-growth industries.

TIC Solutions supports clients across the full asset lifecycle, from planning and design to commissioning and compliance, through three reportable segments: Inspection and Mitigation; Consulting Engineering; and Geospatial, providing asset integrity services, engineering and advisory solutions, and data-driven asset intelligence capabilities. The Company’s services are frequently compliance-driven and typically recurring in nature, delivered by more than 12,000 professionals across over 250 locations.

For more information, please visit www.ticsolutions.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “likely,” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements in this press release include statements regarding the Company’s expectations and beliefs regarding (i) its guidance for revenue, Adjusted EBITDA and net interest expense for the second quarter and full year 2026, and the assumptions underlying such guidance, (ii) the integration of the NV5 business and the anticipated benefits and cost synergies of the combined platform, (iii) its ability to improve profitability, drive operating efficiencies, expand margins, generate stronger cash flow, and deleverage over time, (iv) its strategy to expand its platform and sustain growth in the years ahead, (v) its ability to deliver sustainable value creation for its shareholders, (vi) its capital allocation strategy, including with respect to stock repurchases and acquisitions, (vii) its ability to retain and attract top talent, (viii) customer demand and end-market conditions discussed in this release, including its data center revenues, and (ix) its plans to provide additional details regarding its long-term plans and strategic priorities at Investor Day on May 19, 2026. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.

These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, (i) economic conditions affecting the industries the Company serves, including the construction industry and the energy sector, as well as general economic conditions; (ii) the ability and willingness of customers to invest in infrastructure projects; (iii) a decline in demand for the Company’s services or for the products and services of its customers; (iv) the fact that the Company’s revenues are derived primarily from contracts with durations of less than six months and the risk that customers will not renew or enter into new contracts; (v) the Company’s ability to successfully acquire other businesses, successfully integrate acquired businesses into its operations and manage the risks and potential liabilities associated with those acquisitions; (vi) the Company’s ability to compete successfully in the industries and markets it serves; (vii) the Company’s ability to properly manage and accurately estimate costs associated with specific customer projects, in particular for arrangements with fixed price terms; (viii) increases in the cost, or reductions in the supply, of the materials used in the Company’s business and for which we bear the risk of such increases; (ix) the inherently dangerous nature of the Company’s services and the risks of potential liability; (x) the seasonality of the Company’s business and the impact of weather conditions; (xi) the Company’s ability to remediate any material weaknesses; (xii) the impact of health, safety and environmental laws and regulations, and the costs associated with compliance with such laws and regulations; (xiii) the Company’s substantial level of indebtedness and the effect of restrictions on its operations set forth in the documents that govern such indebtedness, (xiv) the Company may fail to realize anticipated synergies or other benefits expected from the merger with NV5 in the timeframe expected or at all, (xv) a prolonged government shutdown, and (xvi) the ultimate timing, outcome, and results of integrating the operations of Acuren and NV5. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the SEC, including, but not limited to, the risk factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 which was filed with the SEC on March 12, 2026, and any amendments thereto, and in the Company’s quarterly reports on Form 10-Q, each as supplemented or amended from time to time. Forward-looking statements included in this press release speak only as of the date hereof and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or circumstances after the date of this press release.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. The Company assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Non-GAAP Financial Measures
This press release and our earnings conference call contain Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Organic Change in Revenue (On an NV5 Combined Basis), Combined Revenue Growth, Combined Revenue Growth (Constant Currency), and Adjusted Selling, General and Administrative (“SG&A”) Expenses, which are non-U.S. GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.

As used in this press release, Adjusted Gross Profit is defined as Gross Profit less depreciation expense included in cost of revenue for the periods presented. Adjusted Gross Margin is defined as Gross Profit divided by revenue. EBITDA is defined as earnings before interest, taxes, depreciation and amortization for the periods presented and Adjusted EBITDA is defined as EBITDA excluding the impact of certain non-cash and other specifically identified items for the periods presented. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Organic Change in Revenue provides a consistent basis for year-over-year comparison as it excludes the impacts of material acquisitions, divestitures, and foreign currency translation. When presented on a combined basis, it also reflects the impact of the NV5 acquisition as if it had been owned for the full comparative periods. Adjusted SG&A is defined as SG&A Expense less depreciation and amortization and the impact of certain non-cash and other specifically identified items for the periods presented.

The presentation of Combined Revenue Growth and Combined Revenue Growth (Constant Currency) for the three months ended March 31, 2026, is not in accordance with GAAP and consists of the mathematical addition of Legacy Acuren revenue and NV5 revenue for the three months ended March 31, 2025. No other adjustments are made to the combined presentation. However, we believe that for purposes of discussion and analysis, the combined financial information is useful for management and investors to assess our ongoing financial and operational performance and trends. Combined Revenue Growth (Constant Currency) is calculated as the difference between reported revenue and revenue at fixed currencies for the period.

The Company uses these non-GAAP financial measures and additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permit investors to compare the Company with its peers, (c) determines certain elements of management’s incentive compensation, and (d) provide consistent period-to-period comparisons of the results.

While the Company believes these non-GAAP measures are useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. A reconciliation of these non-GAAP financial measures is included later in this press release.

A reconciliation is not provided for 2026 Adjusted EBITDA guidance range as we are unable to predict the amounts to be adjusted, such as the GAAP tax provision and depreciation. Accordingly, we would not be able to make a detailed reconciliation of Adjusted EBITDA without unreasonable efforts due to our inability to predict the amount and timing of these future items.

Investor Relations Contacts

Andrew Shen
Director of Investor Relations
Email: IR@tics.com

Source: TIC Solutions, Inc.

TIC Solutions, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands)
(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$426,564	$439,536
Accounts receivable, net	344,243	366,293
Contract assets, net	182,732	154,439
Prepaid expenses and other current assets	66,821	60,768
Total current assets	1,020,360	1,021,036
Property and equipment, net	245,601	255,625
Operating lease right-of-use assets, net	54,919	60,209
Goodwill	1,647,534	1,649,595
Intangible assets, net	1,351,980	1,391,382
Deferred tax assets	1,423	1,438
Other assets	10,319	17,024
Total assets	$4,332,136	$4,396,309
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$57,505	$60,426
Accrued expenses and other current liabilities	168,237	151,626
Contract liabilities	52,000	47,846
Current portion of long-term debt	23,460	25,511
Current portion of lease obligations	32,215	33,584
Total current liabilities	333,417	318,993
Long-term debt, net of current portion	1,585,424	1,587,686
Non-current lease obligations	61,401	66,049
Deferred tax liabilities	205,155	222,955
Other non-current liabilities	12,880	20,710
Total liabilities	2,198,277	2,216,393
Total liabilities and stockholders' equity	$4,332,136	$4,396,309

TIC Solutions, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
Revenue	$488,029	$234,215
Cost of revenue	326,728	190,546
Gross profit	161,301	43,669
Selling, general and administrative expenses	150,328	39,872
Depreciation and amortization	40,036	13,237
Loss from operations	(29,063)	(9,440)
Interest expense, net	29,021	16,007
Other income, net	(77)	(1,119)
Loss before income tax benefit	(58,007)	(24,328)
Income tax provision (benefit)	(16,458)	1,465
Net loss	(41,549)	(25,793)
Undistributed loss allocated to Series A Preferred Stock	190	211
Net loss allocated to common stockholders	$(41,359)	$(25,582)

Basic and diluted loss per share:
Common stock, basic and diluted	$(0.19)	$(0.21)
Series A Preferred Stock, basic and diluted	$(0.19)	$(0.21)
Weighted-average shares outstanding:
Common stock, basic	217,251,178	121,476,215
Common stock, diluted	218,251,178	122,476,215
Series A Preferred Stock, basic and diluted	1,000,000	1,000,000

TIC Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in thousands)
(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
Cash flows from operating activities:
Net loss	$(41,549)	$(25,793)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation and amortization	58,880	28,599
Noncash lease expense	6,035	2,491
Share-based compensation expense	12,912	1,107
Amortization of deferred financing costs	1,883	828
Deferred taxes	(17,334)	(4,320)
Other	1,189	(899)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	22,092	40,254
Contract assets	(27,886)	(8,395)
Prepaid expenses and other current assets	(5,635)	4,306
Accounts payable	(7,402)	3,433
Accrued expenses and other current liabilities	7,391	(5,708)
Operating lease obligations	(5,801)	(2,352)
Contract liabilities	4,161	(213)
Other assets and liabilities	989	(546)
Net cash provided by operating activities	9,925	32,792

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(3,884)	(8,030)
Purchases of property and equipment	(5,697)	(4,476)
Proceeds from sale of property and equipment	1,287	293
Net cash used in investing activities	(8,294)	(12,213)

Cash flows from financing activities:
Payments on long-term borrowings	(4,131)	(1,932)
Payments of debt issuance costs	—	(1,165)
Payments on finance lease obligations and other long-term debt	(8,776)	(2,508)
Net cash used in financing activities	(12,907)	(5,605)

Net effect of exchange rate fluctuations on cash and cash equivalents	(1,696)	1,631
Net change in cash and cash equivalents	(12,972)	16,605

Beginning of period	439,536	139,134
End of period	$426,564	$155,739

TIC Solutions, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted Gross Profit and Adjusted Gross Margin
(amounts in thousands)
(Unaudited)

	Three Months Ended March 31, 2026
	Inspection and Mitigation	Consulting Engineering	Geospatial	Total
Revenue	$234,827	$187,341	$65,861	$488,029
Cost of revenue	194,066	98,191	34,471	326,728
Gross profit	$40,761	$89,150	$31,390	$161,301
Depreciation expense included in cost of revenue	16,627	—	2,216	18,843
Adjusted gross profit	$57,388	$89,150	$33,606	$180,144
Adjusted gross margin(1)	24.4%	47.6%	51.0%	36.9%

	Three Months Ended March 31, 2025
	Inspection and Mitigation	Consulting Engineering	Geospatial	Total
Revenue	$234,215	$—	$—	$234,215
Cost of revenue	190,546	—	—	190,546
Gross profit	$43,669	$—	$—	$43,669
Depreciation expense included in cost of revenue	15,362	—	—	15,362
Adjusted gross profit	$59,031	$—	$—	$59,031
Adjusted gross margin(1)	25.2%	—%	—%	25.2%

	Combined Three Months Ended March 31, 2025
	Inspection and Mitigation	Consulting Engineering(2)	Geospatial(2)	Total
Revenue	$234,215	$171,029	$63,016	$468,260
Cost of revenue	190,546	90,687	30,628	311,861
Gross profit	$43,669	$80,342	$32,388	$156,399
Depreciation expense included in cost of revenue	15,362	—	1,759	17,121
Adjusted gross profit	$59,031	$80,342	$34,147	$173,520
Adjusted gross margin(1)	25.2%	47.0%	54.2%	37.1%

(1)	Adjusted Gross Margin is calculated as Adjusted Gross Profit divided by revenue for the applicable period.
(2)	The amounts presented for the combined three months ended March 31, 2025 for Consulting Engineering and Geospatial are based on the Company’s reclassification of certain costs that NV5 historically presented within “Salaries and wages, payroll taxes, and benefits” which the Company classifies as “Cost of revenue.”

TIC Solutions, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDA Margin
(amounts in thousands)
(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
Net loss	$(41,549)	$(25,793)
Income tax provision (benefit)	(16,458)	1,465
Interest expense, net	29,021	16,007
Depreciation and amortization expense	58,880	28,599
EBITDA	29,894	20,278
Adjustments:
ASP Acuren Acquisition transaction related expenses(1)	—	467
Acquisition related transaction and integration expenses(2)	14,127	858
Business transformation costs(3)	2,198	2,650
Non-cash stock compensation expense(4)	12,912	1,108
Other non-recurring charges(5)	(1,385)	491
Adjusted EBITDA	$57,746	$25,852
Adjusted EBITDA margin(6)	11.8%	11.0%

(1)	Adjustment to add back transaction related expenses for the Acuren Acquisition.
(2)
Adjustment to add back transaction and acquisition integration related costs and similar items for acquisitions not including the Acuren Acquisition. This includes costs related to the NV5 Acquisition in 2025.

(3)	Adjustment to reflect the elimination of non-recurring costs related to business transformation expenses.
(4)	Adjustment to add back stock compensation expense.
(5)	Adjustment to add back other non-recurring charges including restructuring charges, one-time IT development charges and certain gains, losses and balance adjustments.
(6)	Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by revenue for the applicable period.

TIC Solutions, Inc.
Non-GAAP Financial Measure
Organic Change In Revenue (On an NV5 Combined Basis)
(Unaudited)

Three Months Ended March 31, 2026
Change in Revenue (As Reported)	108.4%
Impact from NV5 Revenue(1)	104.1%
Total Combined Revenue Growth	4.3%
Foreign Currency Translation(2)	(1.2)%
Total Combined Revenue Growth (Constant Currency)	3.1%
Acquisitions(3)	(0.9)%
Organic Change in Revenue (NV5 Combined)	2.2%

(1)	Adjustment to include NV5’s revenue for the three months ended March 31, 2025 for purposes of calculating combined organic revenue growth.
(2)	Represents the effect of foreign currency on reported revenue, calculated as the difference between reported revenue and revenue at fixed currencies for the period. Fixed currency amounts are based on translation into U.S. Dollars at fixed foreign currency exchange rates established by management.
(3)	Adjustment to exclude revenue from material acquisitions from their respective dates of acquisition until the first year anniversary from date of acquisition. This adjustment also excludes material NV5 acquisitions from the combined comparable period.

TIC Solutions, Inc.
Reconciliation of Non-GAAP Financial Measure
Adjusted SG&A Expenses
(amounts in thousands)
(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
Selling, general and administrative expenses	$150,328	$39,872
Adjustments:
Acuren Acquisition transaction related expenses(1)	—	(467)
Acquisition related transaction and integration expenses(2)	(12,063)	(2,020)
Business transformation costs(3)	(2,198)	(2,536)
Non-cash stock compensation expense(4)	(12,912)	(1,108)
Other non-recurring charges(5)	—	(491)
Adjusted SG&A expenses	$123,155	$33,250
Adjusted SG&A expenses as a % of revenue(6)	25.2%	14.2%

(1)	Adjustment to add back transaction related expenses for the Acuren Acquisition.
(2)
Adjustment to add back transaction and acquisition integration related costs and similar items for acquisitions not including the Acuren Acquisition. This includes costs related to the NV5 Acquisition.

(3)	Adjustment to reflect the elimination of non-recurring costs related to business transformation expenses.
(4)	Adjustment to add back stock compensation expense.
(5)	Adjustment to add back other non-recurring charges including restructuring charges, one-time IT development charges and certain gains, losses and balance adjustments.
(6)	Adjusted SG&A margin is calculated as Adjusted SG&A divided by combined revenues for the period.